Offer To Purchase For Cash
100%
of the
Outstanding Shares of Common Stock
of

Cidco Incorporated
at
$0.36 Net Per Share in Cash
by

EarthLink Acquisition Sub, Inc.
a wholly-owned subsidiary of
EarthLink, Inc.

      THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 29, 2001, UNLESS THE OFFER IS EXTENDED.

    October 31, 2001

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated October 31, 2001 ("Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by EarthLink Acquisition Sub, Inc. ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of EarthLink, Inc., a Delaware corporation, to purchase for cash 100% of the issued and outstanding shares of Cidco Incorporated, a Delaware corporation ("Company"), common stock, $.01 par value per share ("Shares"), at a price of $0.36 per Share, net to the seller in cash, without interest thereon ("Offer Price"), upon the terms and subject to the conditions set forth in its Offer to Purchase and in the related Letter of Transmittal. Any holders who desire to tender Shares and whose certificate(s) evidencing such Shares ("Certificates") are not immediately available, or who cannot comply with the procedures for book-entry transfer described in the Offer to Purchase on a timely basis, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3, "Procedures for Tendering Shares" of the Offer to Purchase.

    We are (or our nominee is) the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions.

WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

    Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

    Please note the following:

  1.
  You may tender Shares at a price of $0.36 per Share, net to you in cash, without interest.

  2.
  The Offer and withdrawal rights will expire at 12:00 A.M. Midnight, New York City time, on November 29, 2001, unless the Offer is extended.

  3.
  The Offer is for 100% of the Shares outstanding as of October 31, 2001.

  4.
  The Offer conditioned upon there being validly tendered and not withdrawn immediately prior to the Expiration Date at least a majority of the Shares. The Offer is subject to certain other conditions set forth in Section 15 of the Offer to Purchase.

  5.
  Tendering shareholders ("Holders") whose Shares are registered in their own name and who tender directly to American Stock Transfer & Trust Company, as Depositary (the

    "Depositary"), will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the Purchaser's purchase of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 30.5% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

  6.
  The board of directors of the Company has unanimously approved the Agreement and Plan of Merger, dated as of October 17, 2001, as amended, ("Merger Agreement") by and between Purchaser, EarthLink, Inc. and the Company and the transactions contemplated thereby, including the Offer, and determined that the Merger Agreement and Offer are fair to, advisable, and in the best interests of, the Holders, and recommends that the Holders consider accepting the Offer and tendering all or some of their Shares pursuant to the Offer.

  7.
  Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) Certificates or, if such Shares are held in book-entry form, timely confirmation of a book-entry transfer ("Book-Entry Confirmation") of such Shares into the Depositary's account at The Depositary Trust Company, (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when Certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by Purchaser, regardless of any extension of the Offer or any delay in making such payment.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

    The Offer is not being made to, nor will tenders be accepted from or on behalf of, Holders residing in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of the Shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto in such state, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) Holders in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

    YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 29, 2001, UNLESS THE PURCHASER EXTENDS THE OFFER.

INSTRUCTION FORM

Offer To Purchase For Cash
100%
of the Outstanding Shares of Common Stock
of

Cidco Incorporated
at
$0.36 Net Per Share in Cash
by

EarthLink Acquisition Sub, Inc.
a wholly-owned subsidiary of
EarthLink, Inc.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 31, 2001, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by EarthLink Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of EarthLink, Inc., a Delaware corporation, ("Purchaser") to purchase for cash 100% of the issued and outstanding shares of Cidco Incorporated, a Delaware corporation ("Company"), common stock, $.01 par value per share ("Shares"), at a price of $0.36 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in its Offer to Purchase and in the related Letter of Transmittal.

    The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, under the terms and subject to the conditions of the Offer.

Number of Shares to be tendered:	Shares

Account Number:

    THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Signature(s):

Date:	, 2001

Name(s) and Address(es):
(Please print or type)

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number: